UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2016

Resource Apartment REIT III, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 333-207740

Maryland	47-4608249
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information in this Report set forth under Item 2.03 is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 19, 2016, a wholly-owned subsidiary of Resource Apartment REIT III, Inc. (the “Company”) purchased a multifamily community located in Alexandria, Virginia (the “Alexandria Property”) from an unaffiliated seller. The Alexandria Property contains 11 units and amenities, including but not limited to storage lockers and a patio with a barbeque area. The Alexandria Property encompasses approximately 6,350 rentable square feet. The Alexandria Property was constructed in 1950 and is currently 100% leased.

The contract purchase price for the Alexandria Property was approximately $2.5 million, excluding closing costs. The Company funded the purchase price with proceeds from its initial public offering and proceeds from the Bridge Loan discussed in Item 2.03 below. The Company believes that the Alexandria Property is suitable for its intended purpose and adequately insured; however, the Company intends to make certain renovations to the Alexandria Property. The Company intends to upgrade common areas and unit interiors.

Item 2.03. Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

On August 18, 2016, the Company entered into a $555,000 bridge loan (the “Bridge Loan”) with Resource Apartment Advisor III, LLC, the Company’s external advisor. The Company used the proceeds of the Bridge Loan to partially finance the acquisition of the Alexandria Property. The Bridge Loan is scheduled to mature on February 18, 2017, at which point the outstanding balance of the principal and all accrued and unpaid interest will be due and payable. The Bridge loan incurs interest at an annual rate of LIBOR plus 3.0%. The Company has the right to prepay the Bridge Loan at any time in whole or in part without premium or penalty.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that we intend to file the required financial statements on or before November 4, 2016, by amendment to this Form 8-K.

(b) Pro Forma Financial Information.

See Paragraph (a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE APARTMENT REIT III, INC.

Dated: August 24, 2016	By:	/s/ Alan F. Feldman
Alan F. Feldman
President and Chief Operating Officer